EXHIBIT 99.3

                      CRYSTALLEX INTERNATIONAL CORPORATION

                                       AND

                            CIBC MELLON TRUST COMPANY



                 ---------------------------------------------


                                WARRANT INDENTURE

                     PROVIDING FOR THE CREATION AND ISSUE OF
                         COMMON SHARE PURCHASE WARRANTS

                 ---------------------------------------------





                         DATED AS OF SEPTEMBER 25, 2002

                              MCCARTHY TETRAULT LLP
                                     TORONTO

                                TABLE OF CONTENTS


ARTICLE 1 INTERPRETATION.......................................................2

   1.1      DEFINITIONS........................................................2
   1.2      WORDS IMPORTING THE SINGULAR.......................................4
   1.3      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.......................4
   1.4      DAY NOT A BUSINESS DAY.............................................5
   1.5      TIME OF THE ESSENCE................................................5
   1.6      CURRENCY...........................................................5
   1.7      APPLICABLE LAW.....................................................5
   1.8      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES...........................5

ARTICLE 2 THE WARRANTS.........................................................5

   2.1      CREATION AND AUTHORIZATION OF WARRANTS.............................5
   2.2      TERMS OF WARRANTS..................................................6
   2.3      FORM OF WARRANT CERTIFICATES.......................................6
   2.4      SIGNING OF WARRANT CERTIFICATES....................................7
   2.5      CERTIFICATION BY WARRANT AGENT.....................................7
   2.6      WARRANTS TO RANK PARI PASSU........................................7
   2.7      ISSUE IN SUBSTITUTION FOR LOST CERTIFICATES, ETC...................7
   2.8      CANCELLATION OF SURRENDERED WARRANTS...............................8
   2.9      WARRANTHOLDER NOT A SHAREHOLDER....................................8

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF WARRANTS...........8

   3.1      REGISTRATION AND TRANSFER OF WARRANTS..............................8
   3.2      EXCHANGE OF WARRANT CERTIFICATES..................................10
   3.3      NO CHARGES FOR TRANSFER OR EXCHANGE...............................10
   3.4      OWNERSHIP OF WARRANTS.............................................10
   3.5      ASSUMPTION BY TRANSFEREE..........................................11

ARTICLE 4 EXERCISE OF WARRANTS................................................11

   4.1      EXERCISE..........................................................11
   4.2      EFFECT OF EXERCISE................................................12
   4.3      NO FRACTIONAL COMMON SHARES.......................................13
   4.4      RECORDING.........................................................13
   4.5      SECURITIES RESTRICTIONS...........................................13

ARTICLE 5 ADJUSTMENTS.........................................................13

   5.1      DEFINITIONS.......................................................13
   5.2      ADJUSTMENT OF EXCHANGE RATE.......................................14
   5.3      ADJUSTMENT OF EXERCISE PRICE......................................16
   5.4      ADJUSTMENT RULES..................................................18

ARTICLE 6 COVENANTS...........................................................21

   6.1      GENERAL COVENANTS.................................................21
   6.2      RESERVATION OF SHARES.............................................22


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                                      - 2 -


   6.3      REDEMPTION AT THE OPTION OF THE WARRANTHOLDER.....................24
   6.4      REDEMPTIONS.......................................................25
   6.5      WARRANT AGENT'S REMUNERATION AND EXPENSES.........................27
   6.6      PERFORMANCE OF COVENANTS BY WARRANT AGENT.........................27

ARTICLE 7 ENFORCEMENT.........................................................27

   7.1      WARRANTHOLDERS MAY NOT SUE........................................27
   7.2      WARRANT AGENT MAY INSTITUTE ALL PROCEEDINGS.......................28
   7.3      IMMUNITY OF SHAREHOLDERS, ETC.....................................28
   7.4      LIMITATION OF LIABILITY...........................................28

ARTICLE 8 MEETINGS OF WARRANTHOLDERS..........................................28

   8.1      RIGHT TO CONVENE MEETINGS.........................................28
   8.2      NOTICE............................................................29
   8.3      CHAIRMAN..........................................................29
   8.4      QUORUM............................................................29
   8.5      POWER TO ADJOURN..................................................30
   8.6      SHOW OF HANDS.....................................................30
   8.7      POLL..............................................................30
   8.8      VOTING............................................................30
   8.9      REGULATIONS.......................................................30
   8.10     CRYSTALLEX AND WARRANT AGENT MAY BE REPRESENTED...................31
   8.11     POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION....................31
   8.12     MEANING OF "EXTRAORDINARY RESOLUTION".............................32
   8.13     POWERS CUMULATIVE.................................................33
   8.14     MINUTES...........................................................33
   8.15     INSTRUMENTS IN WRITING............................................33
   8.16     BINDING EFFECT OF RESOLUTIONS.....................................33
   8.17     HOLDINGS BY CRYSTALLEX AND SUBSIDIARIES DISREGARDED...............34

ARTICLE 9 SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS..................34

   9.1      PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES........34
   9.2      SUCCESSOR CORPORATIONS............................................35

ARTICLE 10 CONCERNING THE WARRANT AGENT.......................................35

   10.1     TRUST INDENTURE LEGISLATION.......................................35
   10.2     RIGHTS AND DUTIES OF WARRANT AGENT................................35
   10.3     EVIDENCE, EXPERTS AND ADVISERS....................................36
   10.4     DOCUMENTS, MONEY, ETC. HELD BY WARRANT AGENT......................37
   10.5     ACTION BY WARRANT AGENT TO PROTECT INTERESTS......................38
   10.6     WARRANT AGENT NOT REQUIRED TO GIVE SECURITY.......................38
   10.7     PROTECTION OF WARRANT AGENT.......................................38
   10.8     REPLACEMENT OF WARRANT AGENT......................................39
   10.9     CONFLICT OF INTEREST..............................................40
   10.10    ACCEPTANCE OF TRUSTS..............................................40

ARTICLE 11 GENERAL............................................................40

   11.1     NOTICE TO CRYSTALLEX AND WARRANT AGENT............................40
   11.2     NOTICE TO WARRANTHOLDERS..........................................42


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                                      - 3 -


   11.3     SATISFACTION AND DISCHARGE OF INDENTURE...........................42
   11.4     SOLE BENEFIT OF PARTIES AND WARRANTHOLDERS........................43
   11.5     CONSENT TO JURISDICTION AND SERVICE OF PROCESS....................43
   11.6     CONVERSION OF CURRENCY............................................44
   11.7     DISCRETION OF DIRECTORS...........................................44
   11.8     COUNTERPARTS AND FORMAL DATE......................................44

                                WARRANT INDENTURE
                                -----------------

         THIS INDENTURE dated as of September 25, 2002

B E T W E E N:

                CRYSTALLEX INTERNATIONAL CORPORATION, a corporation incorporated under the laws of Canada ("Crystallex")

                                                              OF THE FIRST PART,

                          - and -

                CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada (the "Warrant Agent")

                                                             OF THE SECOND PART.

         WHEREAS:

A. Crystallex wishes to raise money for its corporate purposes and therefore proposes to enter into a line of credit financing by way of Subscription Agreement between the Investor and Crystallex pursuant to which Crystallex may, from time to time, upon issuing take down notices to the Investor and upon receipt of certain monies, issue Convertible Notes and Warrants;

B. Crystallex is duly authorized to create and issue the Warrants as herein provided and complete the transactions contemplated herein;

C. All things necessary have been done and performed to make the Warrant Certificates, when certified by the Warrant Agent and issued and delivered as herein provided, legal, valid and binding on Crystallex with the benefits of and subject to the terms of this Indenture; and

D. The Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants issued pursuant to this Indenture;

         NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which are, by each of Crystallex and the Warrant Agent, hereby acknowledged, Crystallex hereby appoints the Warrant Agent as trustee for the Warrantholders, to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants issued pursuant to this Indenture, and the parties hereby covenant, agree and declare as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS
         -----------

         In this Indenture, unless there is something in the subject matter or context inconsistent therewith:

         "AFFILIATE" shall have the meaning ascribed to such term in the Canada Business Corporations Act;

         "AGENT" means Colony Park Financial Services, LLC;

         "AMEX" means the American Stock Exchange, Inc.;

         "APPLICABLE LEGISLATION" means such provisions of any statute of Canada or of a province thereof, and of regulations under any such statute, relating to trust indentures or to the rights, duties and obligations of corporations and of warrant trustees under trust indentures, as are from time to time in force and applicable to this Indenture;

         "BLOOMBERG" means the information provider network operated by Bloomberg L.P. or any substitute therefor;

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or statutory holiday in Toronto, Ontario, Vancouver, British Columbia or the State of News York or a day when the principal office of the Warrant Agent in any such city or State is not generally open to the public for the transaction of business;

         "COMMON SHARES" means the common shares in the capital of Crystallex, provided that in the event of any adjustment pursuant to Article 5, Common Shares will thereafter mean the shares or other securities or property resulting from such adjustment;

         "CONVERTIBLE NOTES" means the 4% convertible notes of Crystallex created under, and governed by, the terms of the Note Indenture, and convertible into Common Shares upon the terms and conditions of the
         Note Indenture;

         "COUNSEL" means a barrister or solicitor or a firm of barristers and solicitors (who may be counsel for Crystallex) acceptable to the Warrant Agent;

         "CRYSTALLEX" means the party of the first part hereunder and includes any successor corporation to or of such party which shall have complied with the provisions of section 9.2;

         "CRYSTALLEX'S AUDITORS" means Davidson and Company, the firm of chartered accountants duly appointed as auditors of Crystallex for the time being;

         "CURRENT MARKET PRICE" at any date means the average of the volume weighted average sale prices per share for Common Shares for the ten consecutive trading days immediately preceding such date on the AMEX, as reported on Bloomberg, or if the Common Shares are not listed thereon, or such other stock exchange on which the shares are listed which has the greatest volume of trading or on which it trades or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market on which it trades which has the greatest volume of trading; and for the purpose of this definition the volume weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold during such period of ten consecutive trading days on such exchanges or markets, as the case may be, by the total number of Common Shares so sold during such period;

         "DIRECTOR" means a director of Crystallex for the time being, and reference without more to action by the directors means action by the directors of Crystallex as a board or, to the extent empowered, by a committee of the board, in each case by resolution duly passed;

         "EFFECTIVE DATE" means the date hereof;

         "EXERCISE DATE" means, with respect to any Warrant exercised by the holder thereof, the day on which the Warrant is exercised in accordance with the provisions of section 4.1;

         "EXERCISE PRICE" means 130% of the Current Market Price of the Common Shares as at the Issue Date as such price shall have been adjusted under Article 5;

         "EXPIRY TIME" means 5:00 p.m. (Toronto time) on the second anniversary of the Issue Date;

         "EXTRAORDINARY RESOLUTION" has the meaning attributed thereto in sections 8.12 and 8.15;

         "ISSUE DATE" means the dates upon which Warrants are originally issued hereunder from time to time, each such date being an "Issue Date";

         "INVESTOR" has the meaning set forth in the Subscription Agreement;

         "NOTE INDENTURE" means the agreement dated the date hereof between Crystallex and CIBC Mellon Trust Company under which the Convertible Notes are created and governed;

         "PERSON" means an individual, corporation, partnership, trustee or unincorporated organization, and words importing persons have a similar extended meaning;

         "REGISTRATION STATEMENT" means the resale registration statement to be filed by Crystallex with the SEC qualifying the resale of the Common Shares issuable upon exercise of the Warrants, and includes amendments thereto;

         "SEC" means the Securities and Exchange Commission of the United
         States;

         "SUBSCRIPTION AGREEMENT" means the agreement dated September 25, 2002 between Crystallex and each Investor providing for, among other things, the sale of the Warrants by Crystallex;

         "THIS WARRANT INDENTURE", "THIS INDENTURE", "HERETO", "HEREUNDER", "HEREOF", "HEREIN", "HEREBY" and similar expressions mean or refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions "ARTICLE", "SECTION", "SUBSECTION" and "PARAGRAPH" followed by a number mean the specified Article, section, subsection or paragraph of this Warrant Indenture;

         "TSE" means The Toronto Stock Exchange;

         "WARRANT AGENT" means the party of the second part hereunder and includes any successor or permitted assigns for the time being in the trusts created hereby;

         "WARRANT CERTIFICATE" means a certificate evidencing one or more Warrants, substantially in the form set out in Schedule A;

         "WARRANTHOLDERS" or "HOLDERS" means the persons for the time being entered in a register of holders described in section 3.1 as holders of Warrants;

         "WARRANTHOLDERS' REQUEST" means an instrument, signed in one or more counterparts by Warrantholders who hold in the aggregate not less than 25% of the total number of Warrants outstanding for the time being, requesting the Warrant Agent to take some action or proceeding specified therein;

         "WARRANTS" means the common share purchase warrants of Crystallex created and authorized for issue pursuant to Section 2.1 hereof, for issue upon the exercise of Special Warrants, each such Warrant entitling the holder thereof to acquire one Common Share at the Exercise Price at any time prior to the Expiry Time; and

         "WRITTEN ORDER OF CRYSTALLEX", "WRITTEN REQUEST OF CRYSTALLEX", "WRITTEN CONSENT OF CRYSTALLEX", "WRITTEN DIRECTION OF CRYSTALLEX" and "CERTIFICATE OF CRYSTALLEX" mean, respectively, a written order, request, consent, direction and certificate signed in the name of Crystallex by any director or officer of Crystallex or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed.

1.2      WORDS IMPORTING THE SINGULAR
         ----------------------------

         Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.
         ---------------------------------------------

         The division of this Indenture into Articles, sections, subsections, paragraphs, subparagraphs, clauses and subclauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture.

1.4      DAY NOT A BUSINESS DAY
         ----------------------

         If the day on or before which any action that would otherwise be required to be taken hereunder is not a business day that action will be required to be taken on or before the requisite time on the next succeeding day that is a business day.

1.5      TIME OF THE ESSENCE
         -------------------

         Time will be of the essence in all respects in this Indenture and the Warrant Certificates.

1.6      CURRENCY
         --------

         Except as otherwise stated, all dollar amounts herein are expressed in United States of America dollars.

1.7      APPLICABLE LAW
         --------------

         This Indenture and the Warrant Certificates will be construed and enforced in accordance with the laws prevailing in Ontario and will be treated in all respects as Ontario contracts.

1.8      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
         ----------------------------------------

         Wherever in this Indenture reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Indenture, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

                                   ARTICLE 2
                                  THE WARRANTS

2.1      CREATION AND AUTHORIZATION OF WARRANTS
         --------------------------------------

         (1) Warrants, in a sufficient number to satisfy all obligations of Crystallex under the Subscription Agreement, each whole Warrant entitling the holder thereof to be issued one Common Share (subject to adjustment as provided herein) on the terms and subject to the conditions herein provided, are hereby created and authorized for issuance in accordance with the terms of the Subscription Agreement.

         (2) In accordance with the terms of the Subscription Agreement, Warrant Certificates shall be executed by Crystallex and delivered to the Warrant Agent, certified by or on behalf of the Warrant Agent upon the written order of Crystallex and delivered by the Warrant Agent to

Crystallex or to the order of Crystallex pursuant to a written direction of Crystallex, without any further act of or formality on the part of Crystallex and without the Warrant Agent receiving any consideration therefor.

2.2      TERMS OF WARRANTS
         -----------------

         (1) Subject to subsection 2.2(2) hereof, each Warrant created and authorized for issuance hereunder will entitle the holder thereof, upon the exercise thereof and payment of the Exercise Price in accordance with the provisions of Article 4 hereof, to be issued one Common Share.

         (2) The Exercise Price and the number of Common Shares issuable on exercise of a Warrant pursuant to subsection 2.2(1) hereof, will be adjusted upon the occurrence of the events and in the manner specified in Article 5.

2.3      FORM OF WARRANT CERTIFICATES
         ----------------------------

         (1) The Warrant Certificates (including the certificate of the Warrant Agent endorsed thereon) will be substantially in the form set out in Schedule A, will be dated as of the date hereof (regardless of the actual dates of their issue), will bear such legends and distinguishing letters and numbers as Crystallex, with the approval of the Warrant Agent, may prescribe and will be issuable in any whole number denomination. No fractional Warrants will be issued or otherwise provided for hereunder.

         (2) The Warrant Certificates may be engraved, lithographed or printed (the expression "printed" including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as Crystallex may determine.

         (3) The Warrant Certificates will bear restrictive legends, so long as appropriate, substantially similar to the following:

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES MAY NOT BE EXERCISED [BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE
              ACT)] [INCLUDE ONLY FOR REGULATION S INVESTORS.] UNLESS SUCH EXERCISE IS REGISTERED UNDER THE ACT OR IS MADE PURSUANT TO AN APPLICABLE EXEMPTION

              FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

2.4      SIGNING OF WARRANT CERTIFICATES
         -------------------------------

         (1) The Warrant Certificates will be signed by any director or officer of Crystallex or by any other individual to whom such signing authority is delegated by the directors from time to time.

         (2) The signatures of any of the officers or individuals referred to in subsection (1) may be manual signatures, engraved, lithographed or printed in facsimile and Warrant Certificates bearing such facsimile signatures will be binding on Crystallex as if they had been manually signed by such officers or individuals.

         (3) Notwithstanding that any person whose manual or facsimile signature appears on a Warrant Certificate as one of the officers or individuals referred to in subsection (1) no longer holds the same or any other office with Crystallex at the date of issuance of any Warrant Certificate or at the date of certification or delivery thereof, such Warrant Certificate will, subject to section 2.5, be valid and binding on Crystallex.

2.5      CERTIFICATION BY WARRANT AGENT
         ------------------------------

         (1) No Warrant Certificate will be issued or, if issued, will be valid or entitle the holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Warrant Agent substantially in the form of the certificate set out in Schedule A or in such other form approved by the Warrant Agent. The certification by the Warrant Agent on a Warrant Certificate will be conclusive evidence as against Crystallex that such Warrant Certificate has been duly issued hereunder and that the holder thereof is entitled to the benefits hereof.

         (2) The certification by the Warrant Agent on any Warrant Certificate issued hereunder will not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or such Warrant Certificate (except the due certification thereof) or as to the performance by Crystallex of its obligations under this Indenture and the Warrant Agent will in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefor, except as otherwise specified herein.

2.6      WARRANTS TO RANK PARI PASSU
         ---------------------------

         All Warrants will rank pari passu, whatever may be the actual dates of issue of the Warrant Certificates by which they are evidenced.

2.7      ISSUE IN SUBSTITUTION FOR LOST CERTIFICATES, ETC.
         -------------------------------------------------

         (1) If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, Crystallex, subject to applicable law and to subsection (2), will issue, and thereupon the Warrant Agent will certify and deliver, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate.

         (2) The applicant for the issue of a new Warrant Certificate pursuant to this section will bear the reasonable cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof:

         (a) furnish to Crystallex and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate to be replaced as is satisfactory to Crystallex and to the Warrant Agent in their discretion;

         (b) furnish an indemnity in amount and form satisfactory to Crystallex and to the Warrant Agent in their discretion; and

         (c) pay the reasonable charges of Crystallex and the Warrant Agent in connection therewith.

2.8      CANCELLATION OF SURRENDERED WARRANTS
         ------------------------------------

         All Warrant Certificates surrendered to the Warrant Agent pursuant to sections 2.7, 3.1, 3.2 or 4.1 will be cancelled by the Warrant Agent and, if requested by Crystallex in writing, the Warrant Agent will furnish to Crystallex a cancellation certificate identifying each Warrant Certificate so cancelled, the number of Warrants evidenced thereby and the number of Common Shares, if any, issued pursuant to such Warrants.

2.9      WARRANTHOLDER NOT A SHAREHOLDER
         -------------------------------

         Nothing in this Indenture or in the holding of a Warrant evidenced by a Warrant Certificate, or otherwise, will be construed as conferring on any Warrantholder any right or interest whatsoever as a shareholder of Crystallex, including but not limited to any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of Crystallex or any right to receive any dividend or other distribution.

                                   ARTICLE 3
           REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF WARRANTS

3.1      REGISTRATION AND TRANSFER OF WARRANTS
         -------------------------------------

         (1)   The Warrant Agent will cause to be kept:

         (a) by and at the principal offices of the Warrant Agent in Vancouver, British Columbia, a register of holders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them; and

         (b) by and at the principal office in Vancouver, British Columbia of the Warrant Agent, a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

         (2) No transfer of any Warrant will be valid without the prior written consent of Crystallex, and in any case not unless duly entered on the appropriate register of transfers referred to in subsection 3.1(1), or on any branch registers maintained pursuant to subsection 3.1(7), upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer substantially in the form of Appendix 2 to the Warrant Certificate or otherwise in form satisfactory to the Warrant Agent executed by, the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly noted on one of such registers of transfers by the Warrant Agent within two business days of the satisfaction of all such requirements.

         (3) The transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant as required by subsection 3.1(2) and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the register of holders referred to in subsection 3.1(1), or on any branch registers of holders maintained pursuant to subsection 3.1(7), as the owner of such Warrant free from all equities or rights of set-off or counterclaim between Crystallex and his transferor or any previous holder of such Warrant, except in respect of equities of which Crystallex is required to take notice by statute or by order of a court of competent jurisdiction.

         (4) Crystallex will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in subsection 3.1(1), or on any branch registers maintained pursuant to subsection 3.1(7), if such transfer would require Crystallex to qualify the Common Shares issuable on exercise of the Warrants for distribution in any jurisdiction of Canada.

         (5) Subject to applicable law, neither Crystallex nor the Warrant Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the written direction of the person registered as the holder thereof and delivered in accordance with subsection 3.1(2), whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

         (6) The registers referred to in subsection 3.1(1), and any branch registers maintained pursuant to subsection 3.1(7), will at all reasonable times be open for inspection by Crystallex and any Warrantholder. The Warrant Agent will from time to time when requested to do so in writing by Crystallex or any Warrantholder (upon payment of the Warrant Agent's reasonable charges), furnish Crystallex or such Warrantholder with a list of the names and addresses of holders of Warrants entered on such registers and showing the number of Warrants held by each such holder.

         (7) With the approval of the Warrant Agent, Crystallex may at any time and from time to time change the place at which the registers referred to in subsection 3.1(1) are kept, cause branch registers of holders or transfers to be kept at other places and close such branch registers or change the place at which such branch registers are kept. Notice of any such change or closure shall be given by Crystallex to the Warrant Agent and the holders of Warrants.

         (8) The Warrant Agent shall retain until the sixth anniversary of the termination of this Indenture all instruments of transfer of Warrants which are tendered for registration including the details shown thereon of the persons by or through whom they were lodged, all cancelled Warrants and other related documents.

3.2      EXCHANGE OF WARRANT CERTIFICATES
         --------------------------------

         (1) One or more Warrant Certificates may, on compliance with the reasonable requirements of the Warrant Agent, be exchanged for one or more Warrant Certificates of different denomination evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

         (2) Warrant Certificates may be exchanged only at the principal offices of the Warrant Agent in Vancouver, British Columbia, or at any other place designated by Crystallex with the approval of the Warrant Agent.

         (3) Any Warrant Certificate tendered for exchange shall be surrendered to the Warrant Agent or its agent and cancelled.

         (4) Crystallex will sign all Warrant Certificates necessary to carry out exchanges pursuant to this section and such Warrant Certificates will be certified by or on behalf of the Warrant Agent.

3.3      NO CHARGES FOR TRANSFER OR EXCHANGE
         -----------------------------------

         No charge, including any stamp tax or other governmental levy, will be levied on a presenter of a Warrant Certificate pursuant to this Indenture for the transfer of any Warrant or the exchange of any Warrant Certificate.

3.4      OWNERSHIP OF WARRANTS
         ---------------------

         (1) Crystallex and the Warrant Agent may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and Crystallex and the Warrant Agent will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

         (2) The registered holder of any Warrant will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between Crystallex and the original or any intermediate holder thereof and all persons may act accordingly, and the delivery to any such registered holder of any Common Shares issued on exercise of such Warrant will be a good discharge to Crystallex and the Warrant Agent therefor and, unless Crystallex or the

Warrant Agent are required by statute or by an order of a court of competent jurisdiction, neither Crystallex nor the Warrant Agent will be bound to inquire into the title of any such registered holder.

3.5      ASSUMPTION BY TRANSFEREE
         ------------------------

         Upon becoming a Warrantholder in accordance with the provisions of this Indenture, the transferee thereof shall be deemed to have acknowledged and agreed to be bound by this Indenture. Upon the registration by the Warrant Agent of such transferee as the holder of a Warrant, the transferor thereof shall cease to have any further rights under this Indenture with respect to such Warrant or any Common Shares to be issued on exercise.

                                   ARTICLE 4
                              EXERCISE OF WARRANTS

4.1      EXERCISE
         --------

         (1) Subject to the limitation set forth in subsection 4.1(2), holders of Warrants may at any time prior to the Expiry Time exercise the right thereby conferred to be issued Common Shares by surrendering to the Warrant Agent at its principal offices in Vancouver, British Columbia, or to any other person or at any other place designated by Crystallex with the approval of the Warrant Agent, during normal business hours on a business day at such place:

         (a) a certified cheque or bank draft payable to Crystallex in the amount of the Exercise Price;

         (b) such documentation as may be required to satisfy the restrictive legend on the Warrant Certificates;

         (c)  the Warrant Certificate evidencing such Warrants; and

         (d) a duly completed and executed notice of exercise substantially in the form set out in Appendix 1 to such Warrant Certificate,

provided notice is also sent to Crystallex by delivering to it a copy of such documents. Notwithstanding the foregoing, a Warrantholder may exercise the Warrants by delivering to the Warrant Agent a facsimile transmission of copies of the documents referred to in (b) and (c) above and a wire transfer to Crystallex in the amount of the Exercise Price, provided that the originals of each of the documents referred to in (b) and (c) above are received by the Warrant Agent or other person as may be designated herein within three business days of the date of such facsimile transmission and the Exercise Price is received by Crystallex via wire transfer as aforesaid.

         (2) Any certified cheque or bank draft, Warrant Certificate or notice of exercise referred to in subsection 4.1(1) will be deemed to have been surrendered only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent or one of the other persons at the office or one of the other places specified in subsection 4.1(1), provided however that if exercise is made by facsimile transmission as set out in subsection 4.1(1), the documentation referred to therein will be deemed to be surrendered as at the date of the facsimile transmission in the event the original documentation referred to therein is received by the Warrant Agent or other person as designated therein within three business days of the date of the facsimile transmission. The Warrant Agent shall not be required to deliver certificates representing Common Shares against such facsimile transmission until original documentation referred to therein is received.

         (3) Any notice of exercise referred to in subsection 4.1(1) must be signed by the Warrantholder, or such Warrantholder's executors, administrators or other legal representatives or his attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, acting reasonably, and, if any Common Shares thereby issuable are to be issued to a person or persons other than the Warrantholder, must specify the name or names and the address or addresses of each such person or persons and the number of Common Shares to be issued to each such person if more than one is so specified.

         (4) The holder of any Warrant Certificate who wishes to exercise the Warrants evidenced by such Warrant Certificate may exercise less than all of such Warrants and in the case of any such partial exercise shall be entitled to receive a Warrant Certificate, in form, signed and certified in accordance with the provisions of Article 2, evidencing the number of Warrants held by the Warrantholder which remain unexercised. Such Warrant Certificate will be delivered by the Warrant Agent to the holder concurrently with the certificates representing the Common Shares issued on partial exercise of such holder's Warrants.

4.2      EFFECT OF EXERCISE
         ------------------

         (1) Upon the exercise of any Warrant in accordance with section 4.1, the Common Shares thereby issuable will be deemed to have been issued, and the person or persons to whom such Common Shares are to be issued will be deemed to have become the holder or holders of record thereof on the Exercise Date, unless the transfer registers for the Common Shares are closed on that date, in which case such Common Shares will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Common Shares will be issued on the basis of the number of Common Shares to which such person or persons were entitled on the Exercise Date.

         (2) As soon as practicable and in any event not later than the fifth business day on which the transfer registers for the Common Shares have been open after such exercise, Crystallex will cause the Warrant Agent to mail to the person or persons in whose name or names the Common Shares thereby issued have been issued, at his or their respective addresses, or, if so specified, cause to be delivered to such person or persons at the place where the Warrant Certificate evidencing such Warrant was surrendered, certificates representing the Common Shares so issued.

         (3) If any Common Shares issuable pursuant to any Warrant are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to Crystallex or to the Warrant Agent on its behalf an amount equal to all eligible transfer taxes or other government charges, and Crystallex will not be required to issue or deliver any certificates representing any such Common Shares unless or until such amount has been so paid or the Warrantholder has established to the satisfaction of Crystallex that such taxes and charges have been paid or that no such taxes or charges are owing.

4.3      NO FRACTIONAL COMMON SHARES
         ---------------------------

         Crystallex shall not be required to issue fractional Common Shares upon the exercise of Warrants. If any fractional interest in a Common Share would, except for the provisions of this section, be deliverable upon the exercise of Warrants, Crystallex may, at its option, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the holder of such exercised Warrants an amount in lawful money to the United States of America equal (computed to the nearest cent) to such fractional interest multiplied by the Current Market Price of the Common Shares on the business day preceding the Exercise Date.

4.4      RECORDING
         ---------

         The Warrant Agent will record particulars of each Warrant exercised which will include the name and address of each person to whom Common Shares are thereby issued, the number of Common Shares so issued and the Exercise Date in respect thereof. Within five business days after each Exercise Date the Warrant Agent will provide such particulars in writing to Crystallex.

4.5      SECURITIES RESTRICTIONS
         -----------------------

         If the Exercise Date in respect of any Warrant occurs before the Registration Statement is declared effective, the certificates representing the Common Shares thereby issued will bear such legends as may, in the opinion of counsel to Crystallex, be necessary or advisable in order to avoid a violation of any securities laws of the United States of America or to comply with the requirements of the TSE, the AMEX or of any stock exchange on which the Common Shares are listed, provided that if, at any time, in the opinion of counsel to Crystallex, such legends are no longer necessary or advisable in order to avoid a violation of any such laws, or the holder of any such legended certificate, at his expense, provides Crystallex with evidence satisfactory in form and substance to Crystallex (which may include an opinion of counsel satisfactory to Crystallex) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to Crystallex in exchange for a certificate which does not bear such legends. Crystallex shall give written notice to the Warrant Agent of the effective date of the Registration Statement.

                                    ARTICLE 5
                                   ADJUSTMENTS

5.1      DEFINITIONS
         -----------

         (1) The rights of the holder of any Warrant, including the number of Common Shares issuable upon the exercise of such

Warrant and the Exercise Price payable on exercise of such Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with this Article 5 and for such purposes:

         (a) "ADJUSTMENT PERIOD" means in respect of each Warrant, the period commencing on the Issue Date thereof and ending at the Expiry Time thereof;

         (b) "EXCHANGE RATE" means the rate at which Common Shares are issuable upon the exercise of any Warrant, which rate, subject to adjustment in accordance with this Indenture, is one Common Share for each Warrant as of the date hereof; and

         (c) "TRADING DAY", with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market, and, otherwise, means a day on which shares may be traded through the facilities of the principal stock exchange on which the Common Shares are listed (or, if the Common Shares are not listed on any stock exchange, then in the over-the-counter market).

5.2      ADJUSTMENT OF EXCHANGE RATE
         ---------------------------

         (1) The Exchange Rate in effect at any date will be subject to adjustment from time to time as follows:

         (a) If and whenever at any time during the Adjustment Period, Crystallex shall (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (ii) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution, then, in each such event, the Exchange Rate will, on the record date for such event, or if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exchange Rate in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 5.2(1)(b) and
              (c).

         (b) If and whenever at any time during the Adjustment Period, Crystallex shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the date of issue thereof, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which Crystallex announces its intention to make such issuance, then, in each such case, the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of Crystallex or any subsidiary of Crystallex shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in subparagraph 5.2(1)(c) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Rate will then be readjusted to the Exchange Rate which would then be in effect if such record date had not been fixed or to the Exchange Rate which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

         (c) If and whenever at any time during the Adjustment Period, Crystallex shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (i) shares of any class other than Common Shares whether of Crystallex or any other corporation, (ii) rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the date of issue thereof), (iii) evidences of indebtedness, or (iv) cash, securities or other property or assets, then, in each such case, the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which Crystallex announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of Crystallex or any subsidiary of Crystallex shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph (b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exchange Rate will then be readjusted to the Exchange Rate which would then be in effect if such record date had not been fixed or to the Exchange Rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

         (2) If and whenever at any time during the Adjustment Period, there is
(i) any reclassification of the Common Shares at any time outstanding, any change of the Common Shares into other shares or any other capital reorganization of Crystallex (other than as described in subsection (1)), (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of Crystallex with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other capital reorganization of Crystallex, or
(iii) any sale, lease, exchange or transfer of the undertaking or assets of Crystallex as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, each holder of any Warrant which is thereafter exercised will be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this Article 5 with respect to the rights and interests thereafter of the holders of Warrants to the end that the provisions set forth in this
Article 5 will thereafter correspondingly be made applicable, as nearly as may reasonably be possible, in the relation to any shares or other securities or property thereafter deliverable upon the exercise or deemed exercise of any Warrant. Any such adjustments will be made by and set forth in an indenture supplemental hereto approved by the directors and by the Trustee and shall for all purposes be conclusively deemed to be an appropriate adjustment.

5.3      ADJUSTMENT OF EXERCISE PRICE
         ----------------------------

         (1) The Exercise Price in effect at any date will be subject to adjustment from time to time if and whenever at any time during the Adjustment Period, Crystallex shall(i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares,(i) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or(i) issue Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution. In any such event, the Exercise Price will, on the effective date of or record date for such event, be adjusted so that it will equal the price determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such date before giving effect to such event and the denominator of which shall be the total number of Common Shares outstanding immediately after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur.

         (2) If and whenever at any time during the Adjustment Period, Crystallex shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the date of the issue thereof, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which Crystallex announces its intention to make such issuance, then, in each such case, the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). If by the terms of such rights, options or warrants, there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the additional conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for the purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of Crystallex or any affiliate or any subsidiary of Crystallex shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in subsection 5.3(3) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

         (3) If and whenever at any time during the Adjustment Period, Crystallex shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of:

         (a) shares of any class other than Common Shares whether of Crystallex or any other corporation;

         (b) rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the date of issue thereof);

         (c)  evidences of indebtedness; or

         (d)  cash, securities or other property or assets;

then, in each such case, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which Crystallex announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of Crystallex or any subsidiary of Crystallex shall be deemed not to be outstanding for the purpose of such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 5.3(b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

5.4      ADJUSTMENT RULES
         ----------------

         (1) In any case in which this Article 5 shall require that an adjustment shall become effective immediately after a record date for or effective date of an event referred to herein, Crystallex may defer, until the occurrence and consummation of such event, issuing to the holder of any Warrant exercised or deemed to have been exercised after such record date or effective date and before the occurrence and consummation of such event the additional Common Shares, warrants or other securities or property issuable upon such exercise or deemed exercise by reason of the adjustment required by such event, provided, however, that Crystallex will deliver to such holder, as soon as reasonably practicable after such record date, an appropriate instrument evidencing such holder's right to receive such additional Common Shares, warrants or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares, warrants or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date, or such later date as such holder would, but for the provisions of this Section, have become the holder of record of such additional Common Shares, warrants or of such other securities or property pursuant to subsection 4.2(1).

         (2) After any adjustment pursuant to this Article 5, the term "Common Shares" where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Article 5, a Warrantholder is entitled to receive upon the exercise of his Warrants, and the number of Common Shares indicated in any exercise made pursuant to a Warrant shall be interpreted to include the number of Common Shares and other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Article 5, upon the full exercise of a Warrant.

         (3) All shares of any class or other securities or property which a Warrantholder is at the time in question entitled to receive on the full exercise of his Warrants, whether or not as a result of adjustments made pursuant to this Article 5 shall, for the purposes of the interpretation of this Indenture, be deemed to be Common Shares which such Warrantholder is entitled to subscribe for pursuant to the exercise of such Warrants.

         (4) If Crystallex shall set a record date to determine the holders of the securities for the purpose of entitling them to receive any dividend or distribution or any subscription or exercise rights and shall, thereafter and before the distribution to such securityholders of any such dividend, distribution or subscription or exercise rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or exercise rights, then no adjustment in the number of Common Shares obtainable upon exercise of any Warrant shall be required by reason of the setting of such record date.

         (5) The adjustments provided for in this Article 5 are cumulative, shall, in the case of any adjustment to the Exchange Rate or the Exercise Price, be computed to the nearest one one-hundredth of a Common Share and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Article, provided that, notwithstanding any other provision of this section, no adjustment of the Exchange Rate or the Exercise Price will be required (i) unless such adjustment would require an increase or decrease of at least 1% in the Exchange Rate or the Exercise Price then in effect (provided, however, that any adjustment which by reason of this subsection is not required to be made will be carried forward and taken into account in any subsequent adjustment), or (ii) in respect of any Common Shares issuable or issued pursuant to any stock option or any stock option or stock purchase plan of Crystallex or of subsidiaries of Crystallex.

         (6) If any question arises with respect to the adjustments provided in this section, such question shall be conclusively determined by Crystallex's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by Crystallex and acceptable to the Warrant Agent. Such accountants shall have access to all necessary records of

Crystallex and such determination shall be binding upon Crystallex, the Warrant Agent and the Warrantholders.

         (7) If and whenever at any time during the Adjustment Period, Crystallex shall take any action affecting or relating to the Common Shares, other than any action described in this section, which in the opinion of the directors would adversely affect the rights of any holders of Warrants, the Exchange Rate and/or the Exercise Price will be adjusted, subject to the prior written approval of the TSE, by the directors in such manner, if any, and at such time, as the directors, may in their sole discretion determine to be equitable in the circumstances to such holders.

         (8) As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Warrants, Crystallex will take any action which may, in the opinion of counsel to Crystallex, be necessary in order that Crystallex, or any successor to Crystallex or successor to the undertaking or assets of Crystallex, will be obligated to and may validly and legally issue all the Common Shares, warrants or other securities or property which the holders of Warrants would be entitled to receive thereafter on the exercise or deemed exercise thereof in accordance with the provisions hereof.

         (9) At least ten days before the earlier of the effective date of or record date for any event referred to in this Article that requires or might require an adjustment in any of the rights under the Warrants or such longer notice period as may be applicable in respect of notices required to be delivered by Crystallex to holders of its Common Shares, Crystallex will:

         (a) file with the Warrant Agent a certificate of Crystallex specifying the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment; and

         (b) give notice to the Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required and a description of how such adjustment will be calculated.

Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable Crystallex will:

         (c) file with the Warrant Agent a certificate of Crystallex showing the computation of such adjustment; and

         (d)  give notice to the Warrantholders of such adjustment.

Where a notice pursuant to this subsection has been given, the Warrant Agent shall be entitled to act and rely on any adjustment calculation of Crystallex or Crystallex's auditors.

         (10) Subject to subsection 10.2(1) the Warrant Agent shall not:

         (a) at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment in the Exchange Rate or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same;

         (b) be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise or deemed exercise of any Warrant; or

         (c) be responsible for any failure of Crystallex to make any cash payment or to issue, transfer or deliver Common Shares or certificates representing Common Shares upon the surrender of any Warrant for the purpose of exercise or deemed exercise, or to comply with any of the covenants contained in this section.

                                    ARTICLE 6
                                    COVENANTS

6.1      GENERAL COVENANTS
         -----------------

         Crystallex represents, warrants, covenants and agrees to and with the Warrant Agent that, so long as any Warrant remains outstanding and may be exercised:

         (a) Crystallex is duly authorized to create and issue the Warrants and that the Warrant Certificates, when issued and countersigned as herein provided, will be valid and enforceable against Crystallex;

         (b) Crystallex will at all times maintain its corporate existence, carry on and conduct its business in a proper and business-like manner, keep or cause to be kept proper books of account in accordance with generally accepted accounting practice and Crystallex will send to Warrantholders copies of all financial statements furnished to its shareholders during the term of this Indenture;

         (c) Crystallex will continue, and will cause each of its subsidiaries to continue, to engage in business of the same general type as now conducted by Crystallex and its subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business;

         (d) Crystallex and each of its subsidiaries will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other person, or (ii) permit any other person to consolidate with or merge into it, unless (x) either (A) Crystallex shall be the survivor of such merger or consolidation or (B) the surviving person shall expressly assume by supplemental agreement all of the obligations of Crystallex under the Subscription Agreements, this Indenture and the Note Indenture; (y) if Crystallex is not the surviving entity, such surviving entity's common shares shall be listed on either The New York Stock Exchange, AMEX, Nasdaq National Market or TSE and (z) Crystallex has delivered to the Warrantholders an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving person agrees to be bound thereby and that all conditions precedent in this Indenture relating to such transaction have been satisfied;

         (e) Crystallex will reserve for the purpose and keep available sufficient unissued or created Common Shares to enable it to satisfy its obligations on the exercise of the Warrants and will issue and deliver such shares in accordance with the provisions hereof;

         (f) Crystallex will cause the Common Shares from time to time issued pursuant to the exercise of the Warrants, and the certificates representing such Common Shares, to be duly issued and delivered in accordance with the Warrants and the terms hereof;

         (g) all Common Shares that are issued or created on exercise of the Warrants will be fully paid and non-assessable;

         (h) Crystallex will cause the Warrant Agent to keep open on business days the registers of holders and registers of transfers referred to in section 3.1 and will not take any action or omit to take any action which would have the effect of preventing the Warrantholders from exercising any of the Warrants or receiving any of the Common Shares upon such exercise;

         (i) Crystallex is a "reporting issuer" not in default under the securities legislation of each of Ontario, British Columbia, Quebec and Nova Scotia and has timely filed all forms and reports under the Exchange Act required to be filed by it since it has become subject to the periodic reporting requirements thereunder and there is no material change in the affairs of Crystallex which presently requires disclosure under applicable securities laws which has not been so disclosed and no such disclosure has been made on a confidential basis since June 30, 2002 which has not subsequently been disclosed. Crystallex covenants and agrees to use its reasonable best efforts to ensure that it remains a reporting issuer in good standing under the securities legislation in Ontario until the Expiry Time;

         (j) Crystallex will make all requisite filings, including filings with the SEC, in connection with the exercise of the Warrants and issue of the Common Shares; and

         (k) generally, Crystallex will well and truly perform and carry out all acts and things to be done by it as provided in this Indenture.

6.2      RESERVATION OF SHARES
         ---------------------

         (1) The conversion and exercise rights of the holders set forth herein and in the Note Indenture shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of Common Shares which the holders (singularly, together with any persons who in the determination of such holders, together with such holders, constitute a group determined in accordance with Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Convertible Notes, or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding Common Shares following such conversion or exercise minus
(ii) the number of Common Shares then owned by the holders (but exclusive of any Common Shares deemed beneficially owned due to ownership of the Warrants) (the foregoing being herein referred to as the "Limitation on Exercise"); provided, however, that if ten business days have elapsed since the occurrence of an event under subsection 6.3 hereof and Crystallex shall not have cured such event, the provisions of this subsection 6.2(1) shall be null and void from and after the date of such event. Crystallex shall, promptly upon its receipt of a notice of exercise tendered by a holder, and upon its receipt of a notice of conversion under the terms of the Notes, notify such holder by facsimile of the number of Common Shares outstanding on such date and the number of Common Shares which would be issuable to such holder if the exercise requested in such notice of exercise or conversion notice or exercise requested in such exercise notice were effected in full, whereupon, notwithstanding anything to the contrary set forth in this Indenture and/or a Warrant certificate, such holder may within one trading day of its receipt by Crystallex notice required by this section by facsimile revoke such conversion or exercise to the extent (in whole or in part) that it determines that such conversion or exercise would result in such holder owning Common Shares in excess of the Limitation on Exercise.

         (2) If, at any time, the aggregate Common Shares issuable upon conversion of the Convertible Notes, exercise of the Warrants and exercise of the broker warrants issuable in connection herewith exceeds the Conversion Limit (as hereafter defined) then in effect, (i) Crystallex shall deliver a notice to such effect to the Warrantholders and the Warrant Agent ("Corporation Notice") and (ii) Crystallex shall, at its option, within 90 days of the Corporation Notice (a) obtain approval of Crystallex's shareholders (or an appropriate waiver from the AMEX and/or the TSE as is necessary) of the issuance of Common Shares in excess of the Conversion Limit in a quantity reasonably acceptable to the holders and in all events sufficient to honour conversion in full of the Convertible Notes and exercise in full of the Warrants or (b) redeem the Warrants in accordance with Section 6.4. Without limiting the generality or the foregoing, if on the Exercise Date applicable to any conversion of Convertible Notes or exercise of Warrants, the Exercise Price (or conversion price, in the case of the Convertible Notes) then in effect is such that the aggregate number of Common Shares that would then be issuable upon conversion of the entire outstanding Convertible Notes and Warrants together with any Common Shares previously issued upon conversion or exercise thereof or in payment of interest in accordance herewith in Common Shares, would equal or exceed the Conversion Limit (as defined below) and Crystallex has not previously obtained Shareholder Approval (as defined below), then Crystallex shall issue to the converting holder the Conversion Limit and, with respect to any Common Shares that would be issuable to such holder in respect of the conversion notice or exercise notice at issue in excess of the Conversion Limit, Crystallex shall have the option to
(I) redeem the Warrants in accordance with Section 6.4 or (II) as promptly as possible, but in no event later than 90 days after such conversion date, convene a meeting of the shareholders and obtain the Shareholder Approval (as defined below). If Crystallex fails for any reason to pay the Redemption Price pursuant to this subsection within seven days after the Date or fails to deliver good funds to the Warrant Agent for such purpose, Crystallex will pay to the converting holder interest on such repayment price at a rate of 9% per annum accruing from the Exercise Date plus any accrued but unpaid interest thereon. If Crystallex shall have elected to obtain Shareholder Approval and such approval is not obtained by Crystallex within 90 days, then Crystallex shall redeem the Warrants in excess of the Conversion Limit as set forth in Section 6.4. "Shareholder Approval" means the approval of the Company's shareholders that is required by and is obtained in accordance with the AMEX Company Guide and the Exchange Act or the rules of the TSE.

         (3) As used herein, "Conversion Limit" shall mean the lesser of (a) twenty percent of the then issued and outstanding shares of Common Shares of Crystallex as of the applicable date of determination required by the AMEX Company Guide (or such other limit that is imposed upon the Corporation by AMEX), or such greater number of Common Shares as the shareholders of Crystallex may have previously approved, and (b) the limit then imposed upon Crystallex by the TSE.

         (4) Subject to the foregoing limitations, each holder shall, at its option, have the sole right to determine whether to exercise the Warrants.

6.3      REDEMPTION AT THE OPTION OF THE WARRANTHOLDER
         ---------------------------------------------

         Crystallex shall, at the option of a Warrantholder, redeem Warrants in whole or in part, prior to expiry of such Warrants, upon delivery of a notice by the Warrantholder to Crystallex and the Warrant Agent (in the manner hereinafter provided and in accordance with and subject to the provisions hereinafter set forth) in the event any of the following shall occur:

         (a) a Registration Statement is filed with and declared effective by the SEC but thereafter ceases to be effective at any time at which there are Warrants outstanding hereunder and Crystallex shall fail to file a subsequent Registration Statement with the SEC and use its best efforts to cause such Registration Statement to be declared effective by the SEC within 10 business days thereafter;

         (b) the trading in the Common Shares shall have been suspended or cease traded by the SEC or the AMEX (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding Crystallex and except if, at the time there is any suspension on the AMEX, the Common Shares are then listed and approved for trading on either the New York Stock Exchange; the Nasdaq SmallCap Market, or the Nasdaq National Market within two trading days thereof);

         (c) Crystallex shall fail to use its best efforts to take all actions necessary to cause the Registration Statement to be declared and remain effective by the SEC within 120 days after the Effective Date (such actions including amending or supplementing the prospectus);

         (d) Crystallex shall fail to maintain a reserve of duly allotted and authorized Common Shares that is at least equal to the number of Common Shares which would be issuable upon conversion in full of the full number of Convertible Notes outstanding hereunder and all outstanding Warrants, and such failure shall remain uncured for fifteen days after the first date on which such reserve is no longer maintained;

         (e) Crystallex shall fail to take all steps necessary to cause the Common Shares (including the Common Shares issuable upon conversion of Convertible Notes and the exercise of the Warrants hereunder) to be listed on the AMEX within 120 days after the Effective Date (or, if earlier, on or prior to the date on which the Registration Statement is declared effective by the SEC) or the Corporation shall fail to take all steps necessary to thereafter to maintain such listing on the AMEX, and such failure shall remain uncured for fifteen days after such failure;

         (f) Crystallex shall fail to issue Common Shares to the holders upon exercise by the holders of their conversion rights hereunder or shall fail to transfer or to cause the Warrant Agent to transfer any certificate for Common Shares issued to the holders upon exercise of the Warrant as and when required by this Indenture, or shall fail to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any Common Shares issued to the holders of Warrants upon exercise of Warrants as and when required by this Indenture; or

         (g) Crystallex shall have its Common Shares delisted from the AMEX for at least ten consecutive trading days and is unable to obtain a listing on either the New York Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market within such ten trading days.

6.4      REDEMPTIONS
         -----------

         (1) In the event Crystallex elects to redeem the Warrants under section
6.2 notice shall be given by or on behalf of Crystallex to the Warrantholders or in the event Crystallex is required to redeem the Warrants in accordance with section 6.3 notice shall be given by such Warrantholder to Crystallex, and in either case notice shall be given on a date not later than ten business days prior to the date fixed for redemption. The notice of redemption shall specify the distinguishing letters and numbers of Warrants, the redemption date, redemption price and places of payment.

         (2) The redemption price ("Redemption Price") of the Warrants to be redeemed under sections 6.2 or 6.3 shall be equal to the greater of (a) an appraised value (as determined in accordance with this section 6.4(2)) of the Warrants on the date they are called for redemption, and (b) the number of Warrants being redeemed multiplied by the excess of (i) the Current Market Price of the Common Shares as at the date of the notice of redemption, over (ii) the Exercise Price. The appraisal of the Warrants to be redeemed shall be conducted by an investment dealer acceptable to Crystallex and the Agent with reference to the Black Scholes model provided that, if the holders notify Crystallex within 10 business days of their receipt of such appraisal value that they disagree with such appraisal, a different investment dealer from the one who conducted the disputed appraisal who is mutually acceptable to each of the holders and Crystallex shall determine such amount; further provided, however, if Crystallex and the holders fail to appoint such mutually acceptable investment dealer within 10 business days of the expiration of such 10 business day period, each of Crystallex and the holders shall appoint an investment dealer, who (within 10 business days of such appointment) shall appoint a third investment dealer to determine conclusively the amount in dispute, with the fees and disbursements of any such investment dealer being shared equally by Crystallex and the holders.

         (3) Upon notice having been given as aforesaid, the Warrants so called for redemption shall thereupon become due and payable at the Redemption Price and on the redemption date specified in such notice, notwithstanding anything contained therein or herein to the contrary and from and after such redemption date, if the monies necessary to redeem such Warrants shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Warrant Agent as to the mailing of such notices shall have been delivered to it, such Warrants shall not be considered as outstanding hereunder. If any question shall arise as to whether notice of redemption or deposit of the redemption monies has been given or made as provided above, such question shall be decided by the directors whose decision shall be final and binding upon all parties and interest.

         (4) Upon Warrants having been called for redemption, Crystallex shall deposit with the Warrant Agent, on or before 10:00 a.m. (Vancouver time) on the redemption date fixed in the relevant notice of redemption, such sums as may be sufficient to pay the Redemption Price, together with the estimated charges and expenses to be incurred in connection with such redemption. From the sums so deposited, the Warrant Agent shall pay or cause to be paid to the Warrantholders, upon surrender of such Warrants, the amounts to which they are respectively entitled on redemption.

         (5) In the case of Warrants called for redemption surrendered on or before the redemption date as fixed in the applicable notice, the Warrant Agent shall pay or cause to be paid to such Warrantholders the Redemption Price for such Warrants to be redeemed, not later than the redemption date as fixed in the applicable notice.

         (6) Any monies deposited under this section 6.4 and not claimed by and paid to Warrantholders within six years after the date of such setting aside shall, subject to applicable law, be repaid to Crystallex by the Warrant Agent on demand, and thereupon the Warrant Agent shall be released from all further liability with respect to such monies and thereafter the Warrantholders in respect of which such monies were so paid to Crystallex shall have no right in respect thereof except to obtain payment of such monies without interest thereon from Crystallex.

         (7) If Warrantholders of any Warrants called for redemption shall, within thirty days from the date fixed for redemption, fail to surrender any of such Warrants or shall not within such time accept payment of the Redemption Price payable in respect thereof or give such receipt therefor, if any, as the Warrant Agent may require, such Redemption Price shall be set aside in trust for such Warrantholder in accordance with section 10.4 and such setting aside shall for all purposes be deemed a payment to the Warrantholder of the sums so set aside and to that extent such Warrants shall thereafter not be considered as outstanding hereunder and the Warrantholder shall have no further right except to receive payment out of the monies so paid and deposited, upon surrender of such Warrantholder's Warrants of the Redemption Price of such Warrants without interest thereon.

         (8) All Warrants redeemed under this section 6.4 shall forthwith be delivered to the Warrant Agent and shall be cancelled by it and no Warrants shall be issued in substitution therefor.

6.5      WARRANT AGENT'S REMUNERATION AND EXPENSES
         -----------------------------------------

         Crystallex will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will, on the Warrant Agent's request, reimburse the Warrant Agent for all reasonable expenses, disbursements and advances made or incurred by the Warrant Agent in the administration or execution of the trusts hereof (including reasonable compensation and disbursements of its counsel and other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder have been finally and fully performed, except any such expense, disbursement or advance that arises out of or results from negligence, wilful misconduct or bad faith of the Warrant Agent or of persons for whom the Warrant Agent is responsible. In no event shall any amount payable to the Warrant Agent hereunder be payable out of the gross proceeds received by Crystallex from the sale of the Special Warrants on the date hereof.

6.6      PERFORMANCE OF COVENANTS BY WARRANT AGENT
         -----------------------------------------

         If the Warrant Agent is made aware of the failure of Crystallex to perform any of its obligations under this Indenture, the Warrant Agent may notify the Warrantholders of such failure or may itself perform any of such obligations capable of being performed by it, but, subject to subsection 10.2(1), will not be bound to do so or to notify the Warrantholders that it is so doing. All sums expended or advanced by the Warrant Agent in so doing will be repayable as provided in section 6.5. No such performance, expenditure or advance by the Warrant Agent will relieve Crystallex of any default or of its continuing obligations hereunder.

                                    ARTICLE 7
                                   ENFORCEMENT

7.1      WARRANTHOLDERS MAY NOT SUE
         --------------------------

         Subject to the provisions of section 8.11, no holder of any Warrant shall have any right to institute any action or proceeding against Crystallex in relation to the Warrants, unless:

         (a) such holder shall previously have given to the Warrant Agent written notice of the nature of such action or proceeding;

         (b) the holders of at least 10% of the Warrants shall have made written request to the Warrant Agent and shall have afforded to it reasonable opportunities either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its own name for such purpose;

         (c) such Warrantholders shall have offered to the Warrant Agent, when so requested by the Warrant Agent, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

         (d) the Warrant Agent shall have failed to act within a reasonable time after such notification, request and offer of indemnity; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the

              Warrant Agent, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Warrants.

7.2      WARRANT AGENT MAY INSTITUTE ALL PROCEEDINGS
         -------------------------------------------

         (1) The Warrant Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

         (2) Any such suit or proceeding instituted by the Warrant Agent may be brought in the name of the Warrant Agent as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Warrants subject to the provisions of this Indenture. In any proceeding brought by the Warrant Agent (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Warrant Agent shall be a party) the Warrant Agent shall be held to represent all the holders of the Warrants, and it shall not be necessary to make any holders of the Warrants parties to any such proceeding.

7.3      IMMUNITY OF SHAREHOLDERS, ETC.
         ------------------------------

         The Warrant Agent and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or any past, present or future shareholder or other security holder, director, officer, employee or agent of Crystallex for the creation and issue of the Common Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by Crystallex herein or in the Warrant Certificates.

7.4      LIMITATION OF LIABILITY
         -----------------------

         The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the directors or shareholders of Crystallex or any of the past, present or future directors or shareholders of Crystallex or any of the past, present or future officers, employees or agents of Crystallex, but only the property of Crystallex shall be bound in respect hereof.

                                    ARTICLE 8
                           MEETINGS OF WARRANTHOLDERS

8.1      RIGHT TO CONVENE MEETINGS
         -------------------------

         (1) The Warrant Agent may at any time and from time to time convene a meeting of the Warrantholders, and will do so on receipt of a written request of Crystallex or a Warrantholders' Request and on being indemnified and funded to its reasonable satisfaction by Crystallex or by one or more of the Warrantholders signing such Warrantholders' Request against the costs which it may incur in connection with calling and holding the meeting.

         (2) If the Warrant Agent fails, within five business days after receipt of such written request of Crystallex or Warrantholders' Request and indemnity, to give notice convening a meeting, Crystallex or any of such Warrantholders, as the case may be, may convene such meeting.

         (3) Every such meeting will be held in Vancouver, British Columbia or such other place as is approved or determined by the Warrant Agent and Crystallex. However, if the meeting is convened by Crystallex or a Warrantholder as a result of the Warrant Agent's failure or refusal to convene such meeting, the meeting must be held in Vancouver.

8.2      NOTICE
         ------

         (1) At least 10 business days notice of any meeting must be given to the Warrantholders, to the Warrant Agent (unless the meeting has been called by it) and to Crystallex (unless the meeting has been called by it).

         (2) The notice must state the time when and the place where the meeting is to be held and describe (with sufficient detail to permit a Warrantholder to make a reasoned decision with respect to the matters for consideration) the general nature of the business to be transacted thereat, but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

8.3      CHAIRMAN
         --------

         Some person (who need not be a Warrantholder) designated in writing by the Warrant Agent will be chairman of the meeting or, if no person is so designated or the person so designated is not present within 15 minutes after the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy may choose some person present to be chairman.

8.4      QUORUM
         ------

         (1) Subject to the provisions of section 8.12, at any meeting of Warrantholders a quorum will consist of one or more Warrantholders present in person or by proxy at the commencement of business holding in the aggregate not less than 25% of the total number of Warrants then outstanding.

         (2) If a quorum of Warrantholders is not present within 30 minutes after the time fixed for holding a meeting, the meeting, if summoned by Warrantholders or on a Warrantholders' Request, will be dissolved, but, subject to section 8.12, in any other case will be adjourned to the seventh calendar day following the meeting, at the same time of day and place, unless such day is not a business day, in which case it will be adjourned to the business day next following the seventh calendar day and no notice of the adjournment need be given.

         (3) At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened notwithstanding the number of Warrants that they hold.

8.5      POWER TO ADJOURN
         ----------------

         The chairman of a meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn the meeting, and no notice of such adjournment need be given except as the meeting prescribes.

8.6      SHOW OF HANDS
         -------------

         Every question submitted to a meeting, other than an Extraordinary Resolution, will be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

8.7      POLL
         ----

         (1) On every Extraordinary Resolution, and on every other question submitted to a meeting on which a poll is directed by the chairman or requested by one or more Warrantholders acting in person or by proxy, a poll will be taken in such manner as the chairman directs.

         (2) Questions other than those required to be determined by Extraordinary Resolution will be decided by a majority of the votes cast on the poll.

8.8      VOTING
         ------

         (1) On a show of hands each person present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, will have one vote, and on a poll each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Warrant held by such holder.

         (2) A proxy need not be a Warrantholder.

8.9      REGULATIONS
         -----------

         (1) The Warrant Agent, or Crystallex with the approval of the Warrant Agent, may from time to time make or vary such regulations as it thinks fit:

         (a) for the form of instrument appointing a proxy, the manner in which it must be executed, and verification of the authority of a person who executes it on behalf of a Warrantholder;

         (b) governing the places at which and the times by which instruments appointing proxies must be deposited;

         (c) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting instruments appointing proxies to be sent by mail, facsimile or other means of prepaid, transmitted, recorded communication before the meeting to

              Crystallex or to the Warrant Agent at the place where the meeting is to be held and for voting pursuant to instruments appointing proxies so deposited as though the instruments themselves were produced at the meeting; and

         (d) generally for the calling of meetings of Warrantholders and the conduct of business thereof.

         (2) Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.

         (3) Except as such regulations provide, the only persons who will be recognized at a meeting as the holders of any Warrants, or as entitled to vote or, subject to section 7.10, be present at the meeting in respect thereof, will be the registered holders of such Warrants or their validly appointed proxies.

8.10     CRYSTALLEX AND WARRANT AGENT MAY BE REPRESENTED
         -----------------------------------------------

         Crystallex and the Warrant Agent by their respective employees, officers or directors, and the counsel of Crystallex and the Warrant Agent may attend any meeting of Warrantholders, but will have no vote as such.

8.11     POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION
         ----------------------------------------------

         In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Warrantholders at a meeting will have the power, exercisable from time to time by Extraordinary Resolution:

         (a) subject to the agreement of Crystallex to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Warrantholders or of the Warrant Agent (subject to the prior written consent of the Warrant Agent) in its capacity as Warrant Agent under the Indenture or on behalf of the Warrantholders against Crystallex, whether such right arises under this Indenture or otherwise and to authorize the Warrant Agent to concur in and execute any indenture supplemental hereto in connection therewith;

         (b) to amend, alter or repeal any Extraordinary Resolution previously passed;

         (c) to direct or authorize the Warrant Agent to enforce any obligation of Crystallex under this Indenture or to enforce any right of the Warrantholders in any manner specified in the Extraordinary Resolution;

         (d) to refrain from enforcing any obligation or right referred to in paragraph (c);

         (e) to waive and direct the Warrant Agent to waive any default by Crystallex in complying with any provision of this Indenture, either unconditionally or on any condition specified in the Extraordinary Resolution;

         (f) to appoint a committee with power and authority to exercise, and to direct the Warrant Agent to exercise, on behalf of the Warrantholders, such of the powers of the Warrantholders as are exercisable by Extraordinary Resolution;

         (g) to restrain any Warrantholder from taking or instituting any suit, action or proceeding against Crystallex for the enforcement of any obligation of Crystallex under this Indenture or to enforce any right of the Warrantholders;

         (h) to direct any Warrantholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal therewith on payment of the costs, charges and expenses reasonably and properly incurred by him in connection therewith;

         (i) from time to time and at any time to remove the Warrant Agent and appoint a successor; and

         (j) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of Crystallex.

8.12     MEANING OF "EXTRAORDINARY RESOLUTION"
         -------------------------------------

         (1) The expression "Extraordinary Resolution" when used in this Indenture means, subject to the provisions of this section and of sections 8.15 and 8.16, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article at which there are present in person or by proxy Warrantholders holding in the aggregate more than 50% of the total number of Warrants then outstanding and passed by the affirmative votes of Warrantholders who hold in the aggregate not less than 66 "% of the total number of Warrants represented at the meeting and voted on the poll on the resolution.

         (2) If, at a meeting called for the purpose of passing an Extraordinary Resolution, the quorum required by subsection 8.12(1) is not present within 30 minutes after the time appointed for the meeting, the meeting, if convened by Warrantholders or on a Warrantholders' Request, will be dissolved, but in any other case will stand adjourned to such day, being not less than seven calendar days or more than 30 calendar days later, and to such place and time, as is appointed by the chairman.

         (3) Not less than seven calendar days' notice must be given to the Warrantholders of the time and place of such adjourned meeting.

         (4) The notice must state that at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

         (5) At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened, and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 8.12(1) will be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding in the aggregate 50% of the total number of Warrants outstanding may not be present.

         (6) Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

8.13     POWERS CUMULATIVE
         -----------------

         Any one or more of the powers, and any combination of the powers, in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time, and the exercise of any one or more of such powers or any combination of such powers from time to time will not prevent the Warrantholders from exercising such power or powers or combination of powers thereafter from time to time.

8.14     MINUTES
         -------

         Minutes of all resolutions passed and proceedings taken at every meeting of the Warrantholders will be made and duly entered in books from time to time provided for such purpose by the Warrant Agent at the expense of Crystallex, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or such proceedings were taken, will be prima facie evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been so made, entered and signed will be deemed to have been duly convened and held, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

8.15     INSTRUMENTS IN WRITING
         ----------------------

         Any action that may be taken and any power that may be exercised by Warrantholders at a meeting held as provided in this Article by way of an Extraordinary Resolution may also be taken and exercised by Warrantholders who hold in the aggregate not less than 66 "% of the total number of Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression "Extraordinary Resolution" when used in this Indenture includes a resolution embodied in an instrument so signed.

8.16     BINDING EFFECT OF RESOLUTIONS
         -----------------------------

         Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Warrantholders will be binding on all Warrantholders, whether present at or absent from the meeting and whether voting for or against the resolution or abstaining, and every instrument in writing signed by Warrantholders in accordance with section
8.15 will be binding on all Warrantholders, whether signatories thereto or not, and every Warrantholder and the Warrant Agent (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing.

8.17     HOLDINGS BY CRYSTALLEX AND SUBSIDIARIES DISREGARDED
         ---------------------------------------------------

         In determining whether Warrantholders holding the required total number of Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Warrantholders' Request or other action under this Indenture, a Warrant held by Crystallex or by any Affiliate of Crystallex will be deemed to be not outstanding. Crystallex shall provide, upon request by the Warrant Agent, a certificate of Crystallex stating the number and exact registration of any Warrant(s) held by Crystallex or by any Affiliate of Crystallex.

                                    ARTICLE 9
               SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

9.1      PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES
         ----------------------------------------------------------

         From time to time Crystallex (when authorized by the directors) and the Warrant Agent may, subject to the provisions hereof, and will when so directed hereby, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter will form part hereof, for any or all of the following purposes:

         (a) setting forth any adjustments resulting from the application of the provisions of Article 5;

         (b) adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, and are not in the opinion of the Warrant Agent relying upon the opinion of counsel prejudicial to the rights or interests of the Warrantholders as a group;

         (c) giving effect to any Extraordinary Resolution passed as provided in Article 8;

         (d) making such provisions not inconsistent with this Indenture as are necessary or desirable with respect to matters or questions arising hereunder, and are not, in the opinion of counsel to the Warrant Agent, prejudicial to the rights or interests of the Warrantholders as a group;

         (e) adding to, deleting or altering the provisions hereof in respect of the transfer of Warrants or the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates that does not affect the substance thereof;

         (f) modifying any provision of this Indenture or relieving Crystallex from any obligation, condition or restriction herein contained, except that no such modification or relief will be or become operative or effective if, in the opinion of counsel to the Warrant Agent, it would impair any of the rights or interests of the Warrantholders or of the Warrant Agent, and the Warrant Agent may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion will not afford adequate protection to the Warrant Agent when it becomes operative; and

         (g) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguity, defective or inconsistent provision, error or omission herein, if in the opinion of the Warrant Agent, the rights of the Warrant Agent and of the Warrantholders, as a group, are not prejudiced thereby.

9.2      SUCCESSOR CORPORATIONS
         ----------------------

         In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of Crystallex as an entirety, or substantially as an entirety, to another corporation, the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not Crystallex) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by Crystallex and, if requested by the Warrant Agent, will by supplemental indenture in form satisfactory to counsel to the Warrant Agent and executed and delivered to the Warrant Agent, assume such obligations expressly.

                                   ARTICLE 10
                          CONCERNING THE WARRANT AGENT

10.1     TRUST INDENTURE LEGISLATION
         ---------------------------

         (1) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail.

         (2) Crystallex and the Warrant Agent each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

10.2     RIGHTS AND DUTIES OF WARRANT AGENT
         ----------------------------------

         (1) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent will act honestly and in good faith with a view to the best interests of the Warrantholders, and will exercise that degree of care, diligence and skill that a reasonably prudent warrant trustee would exercise in comparable circumstances. The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained therein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

         (2) No provision of this Indenture will be construed to relieve the Warrant Agent from liability for its own negligent act, negligent failure to act, wilful misconduct or bad faith.

         (3) The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any right of the Warrant Agent or the Warrantholders hereunder is on the condition that, when required by notice to the Warrantholders by the Warrant Agent, the Warrant Agent is furnished by one or more Warrantholders with sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Warrant Agent to protect and hold it harmless against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

         (4) No provision of this Indenture will require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so indemnified.

         (5) The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which certificates the Warrant Agent will issue receipts.

         (6) Every provision of this Indenture that relieves the Warrant Agent of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation, of this section and of section 10.3.

10.3     EVIDENCE, EXPERTS AND ADVISERS
         ------------------------------

         (1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, Crystallex will furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Warrant Agent reasonably requires by written notice to Crystallex.

         (2) In the exercise of any right or duty hereunder the Warrant Agent, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent, if such evidence complies with Applicable Legislation and the Warrant Agent examines such evidence and determines that it complies with the applicable requirements of this Indenture.

         (3) Whenever Applicable Legislation requires that evidence referred to in subsection 9.3(1) be in the form of a statutory declaration, the Warrant Agent may accept such statutory declaration in lieu of a certificate of Crystallex required by any provision hereof.

         (4) Any such statutory declaration may be made by any director or officer of Crystallex.

         (5) The Warrant Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

         (6) Proof of the execution of any document or instrument in writing, including a Warrantholders' Request, by a Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Warrant Agent considers adequate.

         (7) The Warrant Agent may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisors as it reasonably requires for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Warrant Agent. Any remuneration so paid by the Warrant Agent shall be repaid to the Warrant Agent in accordance with section 6.5.

         (8) The Warrant Agent may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or advisor, whether retained or employed by Crystallex or by the Warrant Agent, in relation to any matter arising in the administration of the trusts hereof.

10.4     DOCUMENTS, MONEY, ETC. HELD BY WARRANT AGENT
         --------------------------------------------

         (1) The Warrant Agent may retain any cash balance held in connection with this Indenture and may, but need not, hold the same in its deposit department or the deposit department of one of its Affiliates; but the Warrant Agent and its Affiliates shall not be liable to account for any profit to Crystallex or any other person or entity other than at a rate, if any, established from time to time by the Warrant Agent or its Affiliates.

         (2) Upon receipt of a direction from Crystallex, the Warrant Agent shall invest any moneys held by it in Authorized Investments in its name in accordance with such direction. Any direction from Crystallex to the Warrant Agent shall be in writing and shall be provided to the Warrant Agent no later than 9:00 a.m. E.S.T. on the day on which the investment is to be made. Any such direction received by the Warrant Agent after 9:00 a.m. E.S.T. or received on a non-business day, shall be deemed to have been given prior to 9:00 a.m. E.S.T. next business day. For the purpose hereof, "Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Warrant Agent provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service. In the event that the Warrant Agent does not receive a direction or only a partial direction, the Warrant Agent may hold cash balances constituting part or all of the escrow fund and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Warrant Agent and its Affiliates shall not be liable to account for any profit to any parties to this Indenture or to any person or entity other than at a rate, if any, established from time to time by the Warrant Agent or one of its Affiliates.

         (3) For the purposes of this Section 10.4, "Affiliate" means affiliated companies within the meaning of the Business Corporations Act (Ontario) ("OBCA"); and includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Company and Mellon Bank, N.A. and each of their affiliates within the meaning of the OBCA.

10.5     ACTION BY WARRANT AGENT TO PROTECT INTERESTS
         --------------------------------------------

         The Warrant Agent will have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Warrantholders.

10.6     WARRANT AGENT NOT REQUIRED TO GIVE SECURITY
         -------------------------------------------

         The Warrant Agent will not be required to give any bond or security in respect of the performance of the agency created hereby, the execution of the trusts and powers of this Indenture or otherwise in respect of the premises. The Trustee and any person related to the Trustee will not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

10.7     PROTECTION OF WARRANT AGENT
         ---------------------------

         (1) By way of supplement to the provisions of any law for the time being relating to trustees or agents, it is expressly declared and agreed that:

         (a) the Warrant Agent will not be liable for or by reason of, or required to substantiate, any statement of fact or recital in this Indenture or in the Warrant Certificates (except the representation contained in section 10.9 or in the certificate of the Warrant Agent on the Warrant Certificates), but all such statements or recitals are and will be deemed to be made by Crystallex;

         (b) nothing herein contained will impose on the Warrant Agent any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

         (c) the Warrant Agent will not be bound to give notice to any person of the execution hereof;

         (d) the Warrant Agent will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by Crystallex of any obligation herein contained or of any act of any director, officer, employee or agent of Crystallex;

         (e) the Warrant Agent, in its personal or any other capacity, in the ordinary course of business, may buy, lend upon and deal in shares in the capital of Crystallex and in the Warrants and generally may contract and enter into financial transactions with Crystallex or any related corporation without being liable to account for any profit made thereby;

         (f) the Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates or cheque or cheques whether delivered by hand, mail, or any other means; and

         (g) the Warrant Agent shall not be liable or accountable for any loss or damage whatsoever to any person caused by the performance or failure to perform by it of its responsibilities under this Indenture save only to the extent that such loss or damage is attributable to the negligence, wilful misconduct or bad faith of the Warrant Agent.

         (2) Crystallex indemnifies the Warrant Agent and its directors, officers and employees and save them harmless from all liabilities, losses, claims, demands, suits, damages, costs and actions which may be brought against or suffered by it arising out of or connected with the performance by it of its duties hereunder, including any all reasonable legal fees and disbursements of whatever kind or nature, except to the extent that such liabilities, suits, damages, costs and actions are attributable to the negligence, wilful misconduct or bad faith of the Warrant Agent. This provision shall survive the resignation or removal of the Warrant Agent or the termination of this Indenture.

10.8     REPLACEMENT OF WARRANT AGENT
         ----------------------------

         (1) The Warrant Agent may resign its trust hereunder and be discharged from all further duties and liabilities hereunder, except as provided in this section, by giving to Crystallex and the Warrantholders not less than 30 business days notice in writing or, if a new Warrant Agent has been appointed, such shorter notice as Crystallex accepts as sufficient.

         (2) The Warrantholders by Extraordinary Resolution may at any time remove the Warrant Agent and appoint a new Warrant Agent.

         (3) If the Warrant Agent so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, Crystallex will forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders.

         (4) Failing such appointment by Crystallex, the retiring Warrant Agent or any Warrantholder may apply to the Ontario Court of Justice (General Division), at Crystallex's expense, on such notice as the Court directs, for the appointment of a new Warrant Agent.

         (5) Any new Warrant Agent so appointed by Crystallex or by the Court will be subject to removal as aforesaid by the Warrantholders and by Crystallex.

         (6) Any new Warrant Agent appointed under any provision of this section must be a corporation authorized to carry on the business of a trust company in Ontario and, if required by the Applicable Legislation of any other province, in such other province.

         (7) On any such appointment the new Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of Crystallex, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring such powers, rights, duties and responsibilities to the new Warrant Agent.

         (8) On the appointment of a new Warrant Agent, Crystallex will promptly give notice thereof to the Warrantholders.

         (9) A corporation into or with which the Warrant Agent is merged or consolidated or amalgamated, or a corporation succeeding to the trust business of the Warrant Agent, will be the successor to the Warrant Agent hereunder without any further act on its part or on the part of any party hereto if such corporation would be eligible for appointment as a new Warrant Agent under subsection 10.8(6).

         (10) A Warrant Certificate certified but not delivered by a predecessor Warrant Agent may be delivered by the new or successor Warrant Agent in the name of the predecessor Warrant Agent or successor Warrant Agent.

10.9     CONFLICT OF INTEREST
         --------------------

         The Warrant Agent represents to Crystallex that at the time of the execution and delivery hereof no material conflict of interest exists between its role as a fiduciary hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 30 business days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its trust hereunder. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Notes shall not be affected in any manner whatsoever by reason thereof.

10.10    ACCEPTANCE OF TRUSTS
         --------------------

         The Warrant Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth.

                                   ARTICLE 11
                                     GENERAL

11.1     NOTICE TO CRYSTALLEX AND WARRANT AGENT
         --------------------------------------

         (1) Unless herein otherwise expressly provided, a notice to be given hereunder to Crystallex or the Warrant Agent will be validly given if delivered or if sent by first class letter, postage prepaid, or if sent by facsimile transmission (receipt of such transmission is confirmed in writing):

         (a) If to Crystallex:

                           Crystallex International Corporation
                           700 West Pender Street
                           Suite 902
                           Vancouver, British Columbia
                           V6C 1G8

                           Attention:      Mr. Marc J. Oppenheimer
                                           President and Chief Executive Officer

                           Facsimile:      (604) 688-3128

                  with a copy to:

                           McCarthy Tetrault
                           Suite 4700
                           Toronto Dominion Bank Tower
                           Toronto, Ontario
                           M5K 1E6

                           Attention:      David E. Woollcombe

                           Facsimile:      (416) 868-0673

(b)      If to the Warrant Agent:

                           CIBC Mellon Trust Company
                           Suite 1600
                           1066 West Hastings Street
                           Vancouver, British Columbia
                           V6E 3X1

                           Attention:      Manager, Corporate Trust

                           Facsimile:      (604) 688-4301

and any such notice delivered or sent in accordance with the foregoing will be deemed to have been received on the date of delivery or facsimile transmission or, if mailed, on the fifth business day following the day of the mailing of the notice.

         (2) Crystallex or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection (1) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of Crystallex or the Warrant Agent, as the case may be, for all purposes of this Indenture.

         (3) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, a notice to be given to the Warrant Agent or to Crystallex hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to such party at the appropriate address provided in subsection (1) by confirmed facsimile transmission.

11.2     NOTICE TO WARRANTHOLDERS
         ------------------------

         (1) Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Warrantholders or delivered (or so mailed to certain Warrantholders and so delivered to the other Warrantholders) at their respective addresses appearing on any of the registers of holders described in section 3.1, with copies to:

                           Global Capital Advisors, LLC
                           227 King Street
                           Frederiksted, USVI
                           00840

                           Attention:      Lewis Lester
                           Facsimile:      (340) 719-3974

provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employers, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business section in the national edition of The Globe and Mail newspaper and the U.S. edition of The Wall Street Journal.

         (2) A notice so given by mail or so delivered will be deemed to have been given on the fifth business day after it has been mailed or on the day which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

11.3     SATISFACTION AND DISCHARGE OF INDENTURE
         ---------------------------------------

         On the earlier of:

         (a) the date by which there has been delivered to the Warrant Agent for exercise or surrender for cancellation all Warrant Certificates theretofore certified hereunder; or

         (b)  the Expiry Time;

and if all certificates representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder, this Indenture will cease to be of further effect and, on demand of and at the cost and expense of Crystallex and on delivery to the Warrant Agent of a certificate of Crystallex stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Warrant Agent of the fees and other remuneration payable to the Warrant Agent, the Warrant Agent will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

11.4     SOLE BENEFIT OF PARTIES AND WARRANTHOLDERS
         ------------------------------------------

         Nothing in this Indenture or the Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

11.5     CONSENT TO JURISDICTION AND SERVICE OF PROCESS
         ----------------------------------------------

         Crystallex agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture or the Special Warrants, Convertible Notes or Common Share Purchase Warrants may be instituted in any state or federal court in New York City and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Crystallex hereby irrevocably designates and appoints Prentice Hall Corporate Service ("PH") as Crystallex's authorized agents to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon PH (or any successor) at its office at 15 Columbus Circle, New York, New York 10023 (or such other address in the Borough of Manhattan, New York City, as Crystallex may designate by written notice to the Trustee) and written notice of such service to Crystallex marked or delivered to PH at its address set forth herein shall be deemed in every respect effective service of process upon Crystallex in any such suit, action or proceeding and shall be taken and held to be valid personal service upon Crystallex. Nothing in this Section 10.5 shall affect the right of any party hereto to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against Crystallex in the courts of any jurisdiction or jurisdictions. Crystallex further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of PH in full force and effect so long as this Indenture or any of the Special Warrants, Convertible Notes or Common Share Purchase Warrants shall be outstanding. To the extent that Crystallex has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, Crystallex hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Special Warrants, Convertible Notes or Warrants, to the extent permitted by law. Crystallex covenants to forthwith make all appropriate arrangements to appoint PH for the purposes of the foregoing. If Crystallex and PH are unable to agree on terms for the appointment of PH in such capacity within 30 days, Crystallex shall forthwith make arrangements for the appointment of another agent reasonably acceptable to the Investors for such purposes.

11.6     CONVERSION OF CURRENCY
         ----------------------

         (1) Crystallex shall indemnify the holders against, and the holders shall have an additional legal claim for, any loss or damage which, consequent upon any judgment being obtained or enforced in respect of the non-payment by Crystallex of any amount due under or pursuant to this Indenture arises from any variation in rates of exchange between United States dollars and the currency in which judgment is obtained or enforced between the date such amount became due (or the date of the said judgment being obtained as the case may be) and the date of actual payment of such amount. The indemnity contained in this Section
10.6 shall apply irrespective of any indulgence granted to Crystallex from time to time and shall continue in full force and effect notwithstanding any payment by or on behalf of Crystallex and any amount due from Crystallex under this
Section 10.6 will be due as a separate payment and shall not be affected by any judgment being obtained for any other sums due under or in respect of this Indenture.

         (2) The term "rate(s) of exchange" shall mean the rate, quoted at noon for transactions in excess of $1,000,000, at which the Holder is able or would have been able on the relevant date to purchase at Morgan Guaranty Trust Company of New York at its main branch in New York City, United States dollars with the judgment currency other than United States dollars referred to in subsection (1) above and includes any premiums and costs of exchange payable.

11.7     DISCRETION OF DIRECTORS
         -----------------------

         Any matter provided herein to be determined by the directors will be determined by the directors in their sole discretion, and a determination so made will be conclusive.

11.8     COUNTERPARTS AND FORMAL DATE
         ----------------------------

         This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of the date first written above.

         IN WITNESS WHEREOF the parties hereto have caused their respective corporate seals to be hereunto affixed attested by their signatures.


                                     CRYSTALLEX INTERNATIONAL CORPORATION



                                     -------------------------------------------
                                     Name:    Daniel R. Ross
                                     Title:   Executive Vice President


                                     CIBC MELLON TRUST COMPANY



                                     -------------------------------------------
                                     Name:
                                     Title:


                                     -------------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE A
                             TO A WARRANT INDENTURE
                         DATED AS OF SEPTEMBER 25, 2002

                          (FORM OF WARRANT CERTIFICATE)



Certificate No.:__________                           No. of Warrants:___________

                                    WARRANTS
                             EXERCISABLE TO ACQUIRE
                                  COMMON SHARES
                                       OF
                      CRYSTALLEX INTERNATIONAL CORPORATION

             (Organized under the Canada Business Corporations Act)



THIS IS TO CERTIFY THAT, for value received, ___________________________________
___________________________________________________________ (the "holder") is the registered holder of the number of Warrants specified above ("Warrants") of Crystallex International Corporation ("Crystallex") and is thereby entitled, to be issued fully paid and non-assessable common shares ("Common Shares") in the capital of Crystallex, on the basis of one Common Share for each such Warrant, subject to the limitation referred to below, by surrendering to CIBC Mellon Trust Company (the "Warrant Agent") at its principal transfer offices in Vancouver, British Columbia (or by facsimile transmission to the Warrant Agent with original documents to the Warrant Agent within three business days thereafter) during the exercise period hereinafter referred to, a certified cheque or bank draft made payable to Crystallex in the amount of the Exercise Price as hereinafter determined, this Warrant Certificate and a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed provided notice is also sent to Crystallex by delivering to it a copy of such documents.

Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at the office specified above provided however that this Warrant Certificate will be deemed to have been surrendered on the date of the facsimile transmission and this original Warrant Certificate and the executed notice are received within three business days of the date of the facsimile transmission.

This Warrant Certificate evidences Warrants of Crystallex issued or issuable under the provisions of a Warrant Indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the "Warrant Indenture") dated as of September 25, 2002 between Crystallex and the Warrant Agent, as agent. REFERENCE IS MADE TO THE WARRANT INDENTURE FOR PARTICULARS OF THE RIGHTS OF THE HOLDERS OF THE WARRANTS AND OF CRYSTALLEX AND

OF THE WARRANT AGENT IN RESPECT THEREOF AND OF THE TERMS AND CONDITIONS UPON WHICH THE WARRANTS ARE ISSUED AND HELD, ALL TO THE SAME EFFECT AS IF THE PROVISIONS OF THE WARRANT INDENTURE WERE HEREIN SET FORTH, TO ALL OF WHICH THE HOLDER, BY ACCEPTANCE HEREOF, ASSENTS. TO THE EXTENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THE WARRANT INDENTURE AND THE TERMS OF THIS WARRANT CERTIFICATE, THE TERMS OF THE WARRANT INDENTURE SHALL PREVAIL. Crystallex will furnish to the holder, on request and upon payment of a reasonable charge for photocopying and postage, a copy of the Warrant Indenture.

The Warrants evidenced by this Warrant Certificate may be exercised by the holder until 5:00 p.m. (Toronto time) on September 25, 2004 (the "Expiry Time").

On and after the date of any exercise of the Warrants evidenced by this Warrant Certificate, the holder will have no rights hereunder except to receive within five business days of such exercise certificates representing the Common Shares thereby issued to him upon delivery of a certified cheque or bank draft payable to the Warrant Agent in the amount of the Exercise Price as hereinafter determined and this Warrant Certificate to the Warrant Agent at its principal office in Vancouver, British Columbia. After the Expiry Time, all rights under any unexercised Warrant evidenced hereby will wholly cease and terminate and this Warrant Certificate will be void.

Crystallex will not be obligated to issue any fraction of a Common Share on the exercise of any Warrant.

No Common Share will be issued pursuant to any Warrant if the issuance of such security would constitute a violation of the securities laws of any applicable jurisdiction or require Crystallex to qualify or register such Common Shares in any jurisdiction other than the United States.

The exercise price for each Warrant (the "Exercise Price") shall be U.S. $o, being 130% of the Current Market Price of the Common Shares as at September 25, 2002. The Warrant Indenture provides for adjustments to the number of Common Shares to be issued upon the exercise of the Warrants and the Exercise Price, upon the occurrence of certain events set forth therein.

The Warrants are redeemable in certain circumstances set forth in the Warrant Indenture.

The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Warrants.

On presentation at the principal office of the Warrant Agent in Vancouver, British Columbia, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged at no cost to the holder for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

The Warrants evidenced by this Warrant Certificate may be transferred, only upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Vancouver, British Columbia by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly notified on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, Crystallex will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction or require Crystallex to qualify the Common Shares for distribution in any jurisdiction of Canada.

             THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES MAY NOT BE EXERCISED [BY OR ON BEHALF OF A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE
             ACT)] ] [INCLUDE ONLY FOR REGULATION S INVESTORS.] UNLESS SUCH EXERCISE IS REGISTERED UNDER THE ACT OR IS MADE PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

The holding of this Warrant Certificate will not constitute the holder a shareholder of Crystallex or entitle him to any right or interest in respect thereof except as otherwise provided in the Warrant Indenture.

This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture. Time will be of the essence hereof.

IN WITNESS WHEREOF Crystallex International Corporation has caused this Warrant Certificate to be signed by its officer duly authorized in that behalf as of September 25, 2002.


                                      CRYSTALLEX INTERNATIONAL CORPORATION


                                      By:
                                          --------------------------------------
                                            Name:
                                            Title:

         This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture within mentioned.

                                      CIBC MELLON TRUST COMPANY


                                      By:
                                          --------------------------------------
                                            Authorized Signing Officer

                                   APPENDIX 1
                                   ----------

                               NOTICE OF EXERCISE
                               ------------------

To:            CRYSTALLEX INTERNATIONAL CORPORATION
And To:        CIBC MELLON TRUST COMPANY


The undersigned holder of the Warrants evidenced by the within Warrant Certificate hereby exercises its right to be issued Common Shares of Crystallex International Corporation (or such other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in such Warrant Certificate) that are issuable upon the exercise of such Warrants, on the terms specified in such Warrant Certificate and Warrant Indenture and in connection therewith was enclosed a certified cheque or bank draft payable to CIBC Mellon Trust Company in an amount equal to U.S.$ ______ [EXERCISE PRICE] for each Warrant hereby exercised.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:


Name(s) in Full                    Address(es)                                     Number(s) of Common Shares


----------------------------       -----------------------------------------       --------------------------------


----------------------------       -----------------------------------------       --------------------------------



(Please print full name in which certificates for Common Shares are to be issued. If any securities are to be issued to a person or persons other than the holder, the holder must pay to the Warrant Agent all eligible transfer taxes or other government charges and sign the Form of Transfer.)

DATED this ____ day of ____________

                                   )    ----------------------------------------
Witness                            )     Signature of Registered Holder
                                   )
-----------------------------      )    ----------------------------------------
                                   )     Name of Registered Holder
-----------------------------




NOTE: The name of the Registered Holder of this Notice of Exercise must be the same as the name appearing on the face page of the Warrant Certificate to which this Appendix is attached.

[ ] Please check if the Common Share certificates are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed.

             Certificates will be delivered or mailed within five business days after the due surrender of this Warrant Certificate as aforesaid.

                                   APPENDIX 2
                                   ----------

                                FORM OF TRANSFER
                                ----------------

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ______
________________________________________________________________________________
Warrants of Crystallex International Corporation ("Crystallex") represented by the attached Warrant Certificate and does hereby appoint _______________________ as its attorney with full power of a substitution to transfer the Warrants on the appropriate register of the Warrant Agent.



DATED this _____ day of______________




--------------------------------------------      ------------------------------
Witness                                           Signature of Transferor
Signature of Transferor must be guaranteed

                                                  ------------------------------
                                                  Name of Transferor




NOTE: The name of the Transferor on this Form of Transfer must be the same as the name appearing on the face page of the Warrant Certificate to which this Appendix is attached. The transfer must be consented to in writing by Crystallex.